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Chase Insurance Life Company of New York
[New York, New York]

UNISEX RIDER

This Endorsement forms a part of the attached Contract or Certificate. The effective date of this Endorsement is the effective date of this Contract or Certificate.

All references throughout this Contract or Certificate to the sex of a person used in the calculation of benefits are deleted.

ZNY-224

The tables for Annuity Options 2, 3, 4 and 5 are replaced by the following:
Options Two and Three - Life Annuity With Installments Guaranteed
Age NONE

Monthly Payments Guaranteed
120
55     3.86   3.83
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79
80
81
82
83
84
85
3.93
4.01
4.10
4.19
4.28
4.38
4.49
4.61
4.73
4.86
5.00
5.15
5.31
5.48
5.66
5.85
6.06

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6.28
6.52
6.77
7.05
7.34
7.66
8.00
8.36
8.76
9.18
9.64
10.13
10.66
3.90
3.98
4.06
4.15
4.23
4.33
4.43
4.53
4.64
4.76
4.88
5.01
5.14
5.29
5.43
5.59
5.75
5.91
6.08
6.26
6.44
6.63
6.82
7.01
7.20
7.39
7.57
7.76
7.93
8.10
Option Four - Joint and 100% Survivor Annuity
Age of
55
Age of Secondary Payee
60     65     70     75
55     3.39   3.52   3.62   3.70   3.76
60
65
70
75
80
85
3.52
3.62
3.70
3.76
3.80

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3.82
3.70
3.86
4.00
4.10
4.17
4.22
3.86
4.10
4.32
4.50
4.64
4.73
4.00
4.32
4.65
4.95
5.20
5.38
4.10
4.50
4.95
5.41
5.83
6.17
Primary
Payee 80
3.80
4.17
4.64
5.20
5.83
6.48
7.08
85
3.82
4.22
4.73
5.38
6.17
7.08
8.03

ZNY-224
Option Five - Joint and 100% Survivor Annuity with Installments Guaranteed
Age of
55
Age of Secondary Payee
60     65     70     75
55     3.39   3.52   3.62   3.70   3.76
60
65
70
75
80
85
3.52
3.62
3.70
3.76

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3.79
3.81
3.70
3.86
3.99
4.09
4.16
4.20
3.86
4.09
4.31
4.49
4.61
4.69
3.99
4.31
4.63
4.92
5.15
5.30
4.09
4.49
4.92
5.35
5.72
6.00
Primary
Payee 80
3.79
4.16
4.61
5.15
5.72
6.27
6.72
85
3.81
4.20
4.69
5.30
6.00
6.72
7.34

Except as modified herein, all terms and conditions of the Contract or Certificate remain unchanged.

Signed for Chase Insurance Life Company of New York at its home office in New York, New York.

Secretary President